Exhibit 99.1

TRILOK INDUSTRIES, INC. AND

AFFILIATED COMPANIES

COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and

December 31, 2015

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

Atlanta, Georgia

COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and

December 31, 2015

CONTENTS

INDEPENDENT AUDITOR’S REPORT	1

COMBINED FINANCIAL STATEMENTS

COMBINED BALANCE SHEETS	3

COMBINED STATEMENTS OF INCOME	4

COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	5

COMBINED STATEMENTS OF CASH FLOWS	6

NOTES TO COMBINED FINANCIAL STATEMENTS	7

Crowe Horwath LLP Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

Shareholders and Board of Directors

Trilok Industries, Inc. and Affiliated Companies

Atlanta, Georgia

Report on the Financial Statements

We have audited the accompanying combined financial statements of Trilok Industries, Inc. and Affiliated Companies, which comprise the combined balance sheet as of December 31, 2015, and the related combined statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)

1.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Trilok Industries, Inc. and Affiliated Companies as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Columbus, Ohio

October 18, 2016

2.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

COMBINED BALANCE SHEETS

September 30, 2016 (Unaudited) and December 31, 2015

	(Unaudited)
	September 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$21,537,984	$17,409,313
Certificates of deposit	—	794,896
Contracts receivable, including retainage of $7,182,890 and $5,167,486 at September 30, 2016 and December 31, 2015, respectively	28,580,847	21,076,491
Inventories	2,088,612	1,215,073
Costs and estimated earnings in excess of billings on uncompleted contracts	3,272,796	1,964,857
Prepaids and other current assets	916,779	1,225,953
Due from related companies	—	3,561,916

	56,397,018	47,248,499

Property and equipment	1,090,126	1,204,204
Goodwill	400,000	400,000
Deposits	19,687	15,542

	$57,906,831	$48,868,245

LIABILITIES AND EQUITY
Current liabilities
Current portion of notes payable	$85,233	$27,823
Current portion of capital leases payable	49,317	149,060
Accounts payable	6,663,744	5,242,415
Accrued wages, bonuses, payroll taxes and other	4,380,854	3,116,018
Dividends payable	—	352,500
Billings in excess of costs and estimated earnings on uncompleted contracts	3,362,981	2,295,077
Due to related companies	—	478,982

	14,542,129	11,661,875

Notes payable, less current portion	107,268	40,989

Equity
Common stock, 500,000 shares authorized, with a par value of $1; 2,000 shares issued and outstanding	2,000	2,000
Additional paid-in capital	1,244,994	1,244,994
Retained earnings	42,010,440	35,918,387

	43,257,434	37,165,381

	$57,906,831	$48,868,245

See accompanying notes to combined financial statements

and Independent Auditor’s Report.

3.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

COMBINED STATEMENTS OF INCOME

For the nine months ended September 30, 2016 and 2015 (Unaudited) and for the year ended December 31, 2015

	(Unaudited)	(Unaudited)
	Nine months ended September 30, 2016	Nine months ended September 30, 2015	Year ended December 31, 2015
Contract revenue	$77,947,214	$52,352,555	$72,932,975

Contract costs	53,358,331	32,930,952	47,039,421

Gross profit from operations	24,588,883	19,421,603	25,893,554

Selling, general and administrative expenses	10,639,061	7,323,425	10,928,363

Income from operations	13,949,822	12,098,178	14,965,191

Nonoperating income (loss)
Gain on disposal of equipment	2,673	26,000	23,659
Interest expense	(18,301)	(17,586)	(22,712)
Interest income	118,960	56,199	119,873
Other income	8,399	36,076	35,645

	111,731	100,689	156,465

Net income	$14,061,553	$12,198,867	$15,121,656

See accompanying notes to combined financial statements

and Independent Auditor’s Report.

4.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the nine months ended September 30, 2016 (Unaudited) and for the year ended December 31, 2015

		Additional		Total
	Common	Paid-in	Retained	Stockholders’
	Stock	Capital	Earnings	Equity
Balance as of January 1, 2015	$2,000	$1,244,994	$26,600,001	$27,846,995

Net income	—	—	15,121,656	15,121,656

Dividends	—	—	(5,803,270)	(5,803,270)

Balance, December 31, 2015	2,000	1,244,994	35,918,387	37,165,381

Net income	—	—	14,061,553	14,061,553

Dividends	—	—	(7,969,500)	(7,969,500)

Balance, September 30, 2016 (Unaudited)	$2,000	$1,244,994	$42,010,440	$43,257,434

See accompanying notes to combined financial statements

and Independent Auditor’s Report.

5.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2016 and 2015 (Unaudited) and for the year ended December 31, 2015

	(Unaudited)	(Unaudited)
	Nine months ended September 30, 2016	Nine months ended September 30, 2015	Year ended December 31, 2015
Cash flows from operating activities
Net income	$14,061,553	$12,198,867	$15,121,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	428,171	347,512	484,285
Gain on disposal of equipment	(2,673)	(26,000)	(23,659)
Bad debt expense	376,543	—	—
Changes in assets and liabilities:
Contracts receivable	(7,880,899)	2,437,587	506,029
Inventories	(873,539)	(113,546)	290,668
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,307,939)	(2,520,978)	(1,126,226)
Prepaids and other current assets	305,029	104,400	(558,745)
Deposits	—	—	(800)
Accounts payable	1,421,329	(2,844,793)	(1,573,443)
Other accrued liabilities	1,264,836	(845,950)	(1,310,109)
Billings in excess of costs and estimated earnings on uncompleted contracts	1,067,904	(521,589)	(1,444,670)

Net cash provided by operating activities	8,860,315	8,215,510	10,368,986

Cash flows from investing activities
Acquisition of equipment	(368,827)	(230,681)	(779,657)
Proceeds from disposal of equipment	2,673	26,000	26,156
Redemption of certificates of deposit	794,896	—	—

Net cash provided by (used in) investing activities	428,742	(204,681)	(753,501)

Cash flows from financing activities
Payment from related companies	2,874,072	266,481	3,226,495
Payment to related companies	(478,982)	—	(1,189,433)
Dividends paid	(7,406,000)	(1,947,673)	(6,043,314)
Payments on line-of-credit	—	(66,976)	(66,976)
Borrowings on notes payable	—	—	85,000
Payments on notes payable	(49,733)	(31,085)	(47,273)
Repayment of capital leases	(99,743)	(31,212)	(137,928)

Net cash used in financing activities	(5,160,386)	(1,810,465)	(4,173,429)

Net increase in cash and cash equivalents	4,128,671	6,200,364	5,438,056

Cash and cash equivalents, at beginning of period	17,409,313	11,971,257	11,971,257

Cash and cash equivalents, at end of period	$21,537,984	$18,171,621	$17,409,313

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$18,301	$16,731	$22,712
Property and equipment financed with long-term debt	173,422	—	—
Non-cash dividend of related party receivable	916,000	—	—
Dividends accrued not paid	—	352,500	352,500

See accompanying notes to combined financial statements

and Independent Auditor’s Report.

6.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: Trilok Industries, Inc. and Affiliated Companies (the Company) are engaged in commercial and industrial installation of mineral fiber insulation, commercial steel fireproofing and waterproofing under long-term contracts. The Company’s operations are conducted principally throughout the southeastern and southwestern United States.

Basis of Presentation: The accompanying unaudited combined financial statements include all adjustments (consisting of a normal and recurring nature) that management considers necessary for a fair statement of the results of operations and statements of financial position for the interim periods presented. Interim results are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

Principles of Combination: The combined financial statements include the accounts of Trilok Industries, Inc., its wholly owned subsidiary, Alpha Insulation and Waterproofing, Inc. and its affiliates, Alpha Insulation and Waterproofing Company and Alpha FP Services, Inc., which are related through common ownership.

These combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). All significant intercompany transactions and balances have been eliminated.

Management Estimates: The preparation of combined financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company believes the most significant estimate and assumption is associated with revenue recognition on construction contracts. If the underlying estimates and assumptions upon which the combined financial statements are based change in the future, actual amounts may differ from those included in the accompanying combined financial statements.

Revenue and Cost Recognition: The Company recognizes revenue on construction contracts using the percentage-of-completion method of accounting. Under this method, management estimates the costs to complete individual contracts and records as revenue at financial statement dates that portion of the total contract price which is considered complete based on the relationship of costs incurred to date to total anticipated costs.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be “cash equivalents.” The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. To limit the amount of credit exposure, the Company places its temporary cash investments with quality financial institutions.

(Continued)

7.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories: Inventories of construction materials are carried at the lower of cost or market, with cost determined using the average cost method.

Property and Equipment: Equipment and improvements are stated at cost and are being depreciated using accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements. Depreciation expense totaled $428,171, $347,512 and $484,285 for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively.

Contracts Receivable: Contracts receivable from performing construction contracts are based on contracted prices. If necessary, the Company provides an allowance for doubtful accounts which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. The Company had an allowance for doubtful accounts of $376,543 at September 30, 2016. No allowance for doubtful accounts was recorded at December 31, 2015, as all amounts were considered collectible.

Contracts receivable are evaluated on an ongoing basis throughout the year and written off annually, if required. Concentration of credit risk with respect to contracts receivable is limited due to the large number of customers comprising the Company’s customer base. Generally, the Company has lien rights on contracts receivable but does not require additional collateral or other security to support contracts receivable.

Goodwill: Goodwill of $400,000 at September 30, 2016 and December 31, 2015 represents the excess of acquisition costs over the fair value of net assets of a business purchased.

Goodwill is reviewed for impairment annually, or more frequently, if certain indicators arise. The Company reviewed the carrying value of its goodwill in accordance with the requirements of Accounting Standards Codification (ASC) 350, Intangibles-Goodwill and Other, and determined that it did not exceed its fair value.

Income Taxes: Trilok Industries, Inc. and its wholly owned subsidiary, Alpha Insulation and Waterproofing, Inc., file a consolidated income tax return. Trilok’s affiliates, Alpha Insulation and Waterproofing Company and Alpha FP Services, Inc., file separate income tax returns.

Trilok Industries, Inc. and its subsidiary, Alpha Insulation and Waterproofing Company and Alpha FP Services, Inc., each have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such provisions, the Company will not pay corporate income taxes on its taxable income. However, each stockholder will be liable for individual income taxes on his respective share of the Company’s taxable income. The Company files income tax returns in states and cities where S Corporation status is not recognized.

A tax position is recognized as a benefit only if it is more-likely-than-not the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit is recorded.

(Continued)

8.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company recognizes any interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company had no amounts accrued for interest or penalties as of September 30, 2016 and December 31, 2015.

The Company does not expect the total amount of unrecognized tax benefits, of which there were none at September 30, 2016 and December 31, 2015, to significantly change in the next 12 months. The Company remains subject to examination by taxing authorities in the jurisdictions the Company has filed returns for years after 2012.

Subsequent Events: On January 5, 2017, Installed Building Products, Inc. acquired of all of the outstanding shares of Trilok Industries, Inc., Alpha Insulation & Waterproofing, Inc. and Alpha Insulation & Waterproofing Company.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	September 30, 2016	December 31, 2015
Vehicles	$1,504,875	$1,527,027
Construction equipment	2,415,236	2,745,079
Office furniture and equipment	473,427	476,337
Computer equipment	250,393	260,782
Leasehold improvements	185,339	184,339

	4,829,270	5,193,564
Less: Accumulated depreciation	(3,739,144)	(3,989,360)

	$1,090,126	$1,204,204

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Information relative to uncompleted contracts is as follows:

	September 30, 2016	December 31, 2015
Costs incurred on uncompleted contracts	$46,166,632	$33,892,467
Estimated earnings	22,871,187	21,172,826

	69,037,819	55,065,293
Less: Billings to date	(69,128,004)	(55,395,513)

Net under (over) billings	$(90,185)	$(330,220)

(Continued)

9.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (Continued)

Net under (over) billings are included in the accompanying balance sheets under the following captions:

	September 30, 2016	December 31, 2015
Costs and estimated earnings in excess of billings on uncompleted contracts	$3,272,796	$1,964,857
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,362,981)	(2,295,077)

Net under (over) billings	$(90,185)	$(330,220)

NOTE 4 - LINE OF CREDIT

The Company maintained a $5,000,000 bank line of credit bearing interest at prime, which matures October 2017. The outstanding balance at September 30, 2016 and December 31, 2015 was $0. The line of credit is collateralized by the Company’s accounts receivable, inventory and property and equipment and is guaranteed by the Company’s principal stockholder. The line was terminated subsequent to the acquisition disclosed in Note 1.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company leases its San Antonio, Dallas, Austin, Atlanta and Charlotte administrative offices and equipment from a partnership owned by the Company’s stockholders. Rent expense paid to the partnership totaled $480,974 for the nine months ended September 30, 2016 and 2015 and $641,298 for the year ended December 31, 2015, respectively. The Company had prepaid rent of $160,325 and $0 at September 30, 2016 and December 31, 2015, respectively. The prepaid rent is included in prepaids and other current assets in the accompanying combined balance sheet at September 30, 2016. The balance due to the partnerships was $0 at September 30, 2016 and approximately $479,000 at December 31, 2015.

The Company made advances of approximately $237,000 at December 31, 2015 to a related company for future estimating services. The Company also had approximately $39,000 due from another related party for various employee related services at December 31, 2015. The Company had receivables from several entities related by common ownership, at December 31, 2015 amounts due were $2,370,485.

The Company utilizes four companies that are owned by related parties to lease their employees. The Company was charged $17,573,131, $13,804,842 and $16,283,515 for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively, by these companies related to payroll, workers’ compensation and general liability insurance. These same entities were charged $294,400, $228,000 and $304,000 for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively, by the Company for administrative services. These amounts are included in contract costs on the combined statements of operations. At December 31, 2015, the Company had a receivable for $915,286 from one of these entities.

The Company utilizes a related party estimating company to perform project estimating services. The Company was charged $261,000, $252,200 and $336,000 for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively.

The receivable and payable amounts discussed above are included in the accompanying combined balance sheet as due from related companies or due to related companies, respectively.

(Continued)

10.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 6 - OPERATING LEASES

The Company conducts its administrative operations from leased facilities and leases certain equipment under leases classified as operating leases.

Future minimum lease payments, including related party payments, at September 30, 2016 over future fiscal years are as follows:

	Related Party	Non-Related Party
2016	$160,325	$47,260
2017	641,298	193,784
2018	—	155,930

	$801,623	$396,974

Rental expense, including related party transactions of $480,974, $480,974 and $641,298 totaled $651,416, $608,403 and $822,415 for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2105, respectively.

NOTE 7 - CAPITAL LEASES

The Company leases certain property and equipment under various leases accounted for as capitalized lease obligations. The cost of assets recorded under capital leases is $390,626 and the accumulated depreciation thereon totals $358,074 at September 30, 2016. The cost of assets recorded under capital leases was $390,626 and the accumulated depreciation thereon totaled $260,418 at December 31, 2015. The following is a schedule of future minimum lease payments under capital leases together with present value of the net minimum lease payments as of September 30, 2016:

2016	$52,201
Amount representing interest	(2,884)

Present value of net minimum lease payments	$49,317

NOTE 8 - 401(K) RETIREMENT PLAN

The Company offers a 401(k) deferred compensation plan. Under the plan, eligible employees may elect to defer up to 15% of their salary, subject to salary limitations. The Company may elect to match employee deferrals up to 6% of the employee’s wages. Contribution expense totaled $52,500, $50,000 and $70,851 for the nine months ended September 30, 2016 and 2015 and year ended December 31, 2015, respectively. The plan also allows discretionary employer profit sharing contributions. No discretionary contributions were made for the nine months ended September 30, 2016 and 2015 or the year ended December 31, 2015.

(Continued)

11.

TRILOK INDUSTRIES, INC. AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 9 - NOTES PAYABLE

Notes payable are summarized as follows:

	September 30, 2016	December 31, 2015

Note payable, due in aggregate monthly installments of $2,493, including interest at 3.5% per annum, secured by vehicle, maturing 2018	$46,159	$68,812

Note payable, due in aggregate monthly installments of $2,649 including interest at 3.676% per annum, secured by vehicles, maturing 2019	77,124	—

Note payable, due in aggregate monthly installments of $3,615 including interest at 3.75% per annum, secured by equipment, maturing 2018	69,218	—

	192,501	68,812

Less: Current maturities	(85,233)	(27,823)

	$107,268	$40,989

Principal maturities on notes payable as of September 30, 2016 over future fiscal years are as follows:

2016	$85,233
2017	86,178
2018	19,276
2019	1,814

$192,501

12.